                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Nos. 2-78161, 33-34635, 33-48209 and 33-88856) and Form S-3 (Nos. 33-81644 and 33-83752) of
Omnicare, Inc. of our report dated February 1, 1995 appearing on page 19 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.



PRICE WATERHOUSE LLP

Cincinnati, Ohio
March 24, 1995



                                      E-10